UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 11, 2008

Date of Report

(Date of earliest event reported)

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0405729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

001-31740

(Commission File Number)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal Executive Offices, including Zip Code)

(702)804-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As of July 11, 2008, in accordance with our previously announced intentions, we have completed several private transactions at various prices to repurchase our Amended and Restated Convertible Subordinated Notes due 2011 (the “Amended Notes”). The current aggregate principal amount of outstanding Amended Notes as of the date of this filing is $128,110,000. Pursuant to the terms of the Amended Notes and the indenture governing the Amended Notes, because the aggregate principal amount of outstanding Amended Notes will be less than $165,000,000 as of December 31, 2008, the interest rate on the Amended Notes will not be retroactively reset to 6.00% per annum for the year ended December 31, 2008, and will not be reset for the 2009 year to the annual interest rate which would be required in order to make all such Amended Notes trade at par value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2008

CITADEL BROADCASTING CORPORATION

By:	/s/ Jacquelyn J. Orr
Jacquelyn J. Orr
General Counsel & Vice President

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